Exhibit 32.1

CERTIFICATIONS
SARBANES-OXLEY ACT SECTION 906

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, the undersigned Chief Executive Officer and Chief Financial Officer of Wintrust Financial Corporation (“the Company”) certify, on the basis of such officers’ knowledge and belief that:

(1)	The Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2005, as filed with the Securities and Exchange Commission on May 10, 2005, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ EDWARD J. WEHMER

Name:	Edward J. Wehmer
Title:	President and Chief Executive Officer
Date:	May 10, 2005

/s/ DAVID L. STOEHR

Name:	David L. Stoehr
Title:	Executive Vice President and
Chief Financial Officer
Date:	May 10, 2005

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request. This certification accompanies the Report and shall not be treated as having been filed as part of this Report.